Exhibit 16.1

July 23, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam,

We have read paragraphs 1-4 of Item 4 included in the Current Report on Form 8-K of Investors Real Estate Trust, dated July 23, 2003, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/  Brady Martz    ___________________
BRADY, MARTZ & ASSOCIATES, P.C.